UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________

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SUNRUN INC.
(Name of Registrant as Specified In Its Charter)

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SUNRUN INC.
595 Market Street, 29th Floor
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Thursday, June 7, 2018
Dear Stockholders of Sunrun Inc.:
We cordially invite you to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Sunrun Inc., a Delaware corporation, which will be held on Thursday, June 7, 2018 at 8:00 a.m. Pacific Time, in person at 595 Market Street, 29th Floor, San Francisco, California 94105, for the following purposes, as more fully described in the accompanying proxy statement:
1. To elect the two nominees to serve as Class III directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and
3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 6, 2018 as the record date for the Annual Meeting. Only stockholders of record on April 6, 2018 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 26, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.voteproxy.com. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of Sunrun.

By order of the Board of Directors,

Lynn Jurich
Chief Executive Officer
San Francisco, California
April 26, 2018

-i-

SUNRUN INC.
PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Thursday, June 7, 2018
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2018 annual meeting of stockholders of Sunrun Inc., a Delaware corporation, (the "Company"), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 7, 2018 at 8:00 a.m. Pacific Time, at 595 Market Street, 29th Floor, San Francisco, CA 94105. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed or available to stockholders on or about April 26, 2018 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on the following proposals:

•	the election of two nominees for Class III directors named herein to serve until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	any other business as may properly come before the Annual Meeting.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:

•	“FOR” the election of Gerald Risk and Katherine August-deWilde as Class III directors; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 6, 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.
Registered Stockholders. If on April 6, 2018, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on April 6, 2018, shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the record date, there were 108,787,011 shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?

•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How do I vote?
If you are a stockholder of record, there are four ways to vote:

•	By Internet:

◦
If you are a stockholder of record, you may submit a proxy over the Internet by following the instructions at www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you visit the website);

◦
If you are a street name stockholder, you may submit a proxy over the Internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you visit the website);

•	By Toll-free Telephone: You may submit a proxy by calling 1-800-776-9437 and following the instructions (have your Notice or proxy card in hand when you call);

•	By mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) to be received by us no later than the day before the Annual Meeting; or

•	In Person: You may vote in person by written ballot at the Annual Meeting.
Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting in any one of the following ways:

•	You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time the day before the Annual Meeting;

•	You may submit another properly completed, proxy card by mail with a later date, to be received by us no later than the day before the Annual Meeting;

•
You may send timely written notice that you are revoking your proxy to our Secretary at Sunrun Inc., 595 Market Street, 29th Floor, San Francisco, CA 94105, to be received by us no later than the day before the Annual Meeting; or

•	You may attend the Annual Meeting in person and complete a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting in person?
Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 7:30 a.m. Pacific Time and the Annual Meeting will begin at 8:00 a.m. Pacific Time. If you attend the Annual Meeting, please be prepared to present:

•	valid government photo identification, such as a driver’s license or passport; and

•
if you are a street name stockholder, proof of beneficial ownership as of April 6, 2018, the record date, such as your most recent account statement reflecting your stock ownership prior to April 6, 2018, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Please allow ample time for check-in and parking.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Lynn Jurich, Ed Fenster, Bob Komin and Jeanna Steele have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 26, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8‑K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8‑K within four business days after the Annual Meeting, we will file a Current Report on Form 8‑K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8‑K as soon as they become available.
What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 19, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Sunrun Inc.
Attention: Secretary
595 Market Street, 29th Floor
San Francisco, CA 94105
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2019 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 2, 2019; and

•	not later than the close of business on March 4, 2019.
In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2019 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2019 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2019 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at www.sunrun.com under “Investors – Corporate Governance.” You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Six of our directors are independent within the meaning of the listing standards of The NASDAQ Stock Market. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of April 26, 2018, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Gerald Risk (3)	III	49	Director	2014	2018	2021
Katherine August-deWilde (1)(3)	III	70	Director	2016	2018	2021

Continuing Directors
Lynn Jurich	I	38	Chief Executive Officer and Director	2007	2019	—
Steven Vassallo (1)(3)	I	46	Director	2009	2019	—
Alan Ferber (2)	I	50	Director	2018	2019	—
Edward Fenster	II	41	Chairman and Director	2007	2020	—
Leslie Dach (2)	II	64	Director	2016	2020	—
Mary Powell (1)	II	57	Director	2018	2020	—
______________________

(1)	Member of our compensation committee

(2)	Member of our nominating and corporate governance committee

(3)	Member of our audit committee

Nominees for Director
Gerald Risk. Mr. Risk has served as a member of our board of directors since February 2014. Since March 2013, Mr. Risk has served as Vice Chairman at Asurion, LLC, a company that provides device detection and support services, and previously served as its President from May 2009 to March 2013 and its Chief Financial Officer from February 1999 to May 2009. Mr. Risk currently serves on the boards of directors of a number of privately held companies. Mr. Risk holds a Bachelor of Commerce from Queen’s University and an M.B.A. from the Stanford Graduate School of Business.
Mr. Risk was selected to serve on our board of directors because of his extensive executive experience and his experience as an operator and investor building emerging growth businesses.
Katherine August-deWilde. Ms. August-deWilde has served as a member of our board of directors since January 2016. Ms. August-deWilde is currently the Vice Chair of First Republic Bank, a position she has held since the beginning of 2016. Ms. August-deWilde has served as an executive at First Republic Bank since 1988. She served as COO from 1993-2014 and President from 2007-2015. Previously, Ms. August-deWilde was Senior Vice President and Chief Financial Officer at PMI Group. Ms. August-deWilde currently serves on the board of directors of First Republic Bank and TriNet Group Inc., a human resource software solutions company for businesses, as well as a number of privately held companies. She holds a B.A. degree from Goucher College and an M.B.A. from Stanford Graduate School of Business.
Ms. August-deWilde was selected to serve on our board of directors because of her extensive experience in the consumer facing financial industry.

Continuing Directors
Lynn Jurich. Ms. Jurich is one of our co-founders and has served as our Chief Executive Officer since March 2014 and as a member of our board of directors since inception. Ms. Jurich served as our Co-Chief Executive Officer from October 2012 to March 2014, our President from January 2009 to October 2012, and our Executive Vice President of Sales and Marketing from 2007 to January 2009. From July 2002 to July 2005, Ms. Jurich served as an associate at Summit Partners, a private equity firm. Ms. Jurich holds a B.S. in Science, Technology, and Society from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
Ms. Jurich was selected to serve on our board of directors because of the perspective and experience she brings as one of our co-founders and as one of our largest stockholders.
Steven Vassallo. Mr. Vassallo has served as a member of our board of directors since October 2009 and previously served as a member of our board of directors from June 2008 to July 2009. Since October 2007, Mr. Vassallo has served as a General Partner at Foundation Capital, a venture capital firm. Mr. Vassallo currently serves on the boards of directors of Control4 Corporation, a home automation and smart controls company, and a number of privately held companies. Mr. Vassallo holds a B.S. in Mechanical Engineering from Worcester Polytechnic Institute and an M.B.A. from the Stanford Graduate School of Business.
Mr. Vassallo was selected to serve on our board of directors because of his extensive experience as an investor building emerging growth companies.
Alan Ferber. Mr. Ferber has served as the Chief Executive Officer of Jackson Hewitt Tax Services, a provider of tax preparation services, since January 2017. Prior to joining Jackson Hewitt, Mr. Ferber was President of ADT Residential, a home security company, from 2013 until 2016. He also previously held the role of Senior Vice President and Chief Customer Officer for ADT. His other experience includes holding several executive leadership positions at US Cellular, a telecommunications company, from 2001 until 2012 including serving as Executive Vice President and Chief Operating Officer, Chief Strategy and Brand Officer.
Mr. Ferber was selected to serve on our board of directors because of his experience and knowledge of consumer-facing industries.
Edward Fenster. Mr. Fenster is one of our co-founders and has served as our Chairman since March 2014 and as a member of our board of directors since inception. Mr. Fenster served as our Chief Executive Officer from June 2008 to October 2012, and our Co-Chief Executive Officer from October 2012 to March 2014. From May 2003 to June 2005, Mr. Fenster served as Director of Corporate Development at Asurion, LLC, a technology device protection and support company. From July 1999 to May 2003, Mr. Fenster worked at The Blackstone Group, a private equity firm. Mr. Fenster holds a B.A. in Economics from Johns Hopkins University and an M.B.A. from the Stanford Graduate School of Business.
Mr. Fenster was selected to serve on our board of directors because of the perspective and experience he brings as one of our co-founders and as one of our largest stockholders.
Leslie Dach. Mr. Dach has served as a member of our board of directors since May 2016. Mr. Dach brings more than 25 years of experience running major business and strategic initiatives across the public, private and civil sectors, including leading corporate affairs and sustainability at Walmart Stores Inc. from 2006 to 2013. Mr. Dach served as senior counselor to the Secretary of the U.S. Department of Health & Human Services from 2014 to 2016. Prior to that, Mr. Dach served as executive vice president of corporate affairs for Walmart and was a member of the company’s executive council and executive finance committee. Mr. Dach has served on numerous boards including the Environmental Defense Fund, World Resources Institute, United Negro College Fund, the Yale University Council and the National Audubon Society. He previously served on our board of directors from June 2013 to July 2014. Mr. Dach holds a B.S. in Biology from Yale University and an M.P.A. from Harvard University.
Mr. Dach was selected to serve on our board of directors because of his extensive business experience in both the public and private sector and his prior experience with the Company.
Mary Powell. Ms. Powell has served as the President and Chief Executive Officer of Green Mountain Power, an electric services company that serves over 260,000 residential and business customers in Vermont since 2008. Her previous roles at Green Mountain Power Corporation include Senior Vice President and Chief Operations Officer from 2001-2008, and Senior Vice President, Customer and Organizational Development from 1999-2001. Ms. Powell holds an Associates degree from Keene State College.
Ms. Powell was selected to serve on our board of directors because of her extensive experience and knowledge of the energy and utility industry.

Director Independence
Our common stock is listed on The NASDAQ Global Select Market. Under the listing standards of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the board of directors. In addition, the listing standards of The NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of The NASDAQ Stock Market. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of The NASDAQ Stock Market.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Katherine August-deWilde, Leslie Dach, Alan Ferber, Mary Powell, Gerald Risk and Steven Vassallo do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of The NASDAQ Stock Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure and Lead Independent Director
Our Corporate Governance Guidelines require that if we do not have an independent chairperson then we will appoint a lead independent director. Mr. Fenster currently serves as an executive and Chairman of our board of directors. Our board of directors believes that it can benefit from Mr. Fenster’s years of experience as a founder and executive of the Company. Mr. Fenster possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.
Mr. Vassallo currently serves as the Lead Independent Director of our board of directors. Our board of directors believes that the current board leadership structure, with a strong emphasis on board independence, allows our management team to focus on our day-to-day business while allowing the Lead Independent Director to lead our board of directors in its fundamental role of providing independent advice to and oversight of management. In addition, as described below, our board has three standing committees, each member of which is an independent director. Our board delegates substantial responsibility to each committee of the board, which reports their activities and actions back to the full board. We believe that the independent committees of our board are an important aspect of the leadership structure of our board.
Board Meetings and Committees
During our fiscal year ended December 31, 2017, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend. All seven of the then-serving members of our board of directors attended our 2017 annual meeting of stockholders.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the three committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee
Our audit committee consists of Messrs. Vassallo and Risk and Ms. August-deWilde, with Mr. Risk serving as the chair. Each member of our audit committee meets the requirements for independence and financial literacy for audit committee members under the listing standards of The NASDAQ Stock Market and SEC rules and regulations. In addition, our board of directors has determined that Mr. Risk and Ms. August-deWilde are each an audit committee financial expert within the meaning of Item 407(d) of Regulation S‑K under the Securities Act of 1933, as amended. Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our audit committee is available on our website at www.sunrun.com under “Investors – Corporate Governance”. During our fiscal year ended December 31, 2017, our audit committee held four meetings.
Compensation Committee
Our compensation committee consists of Ms. Powell, Mr. Vassallo and Ms. August-deWilde, with Ms. August-deWilde serving as the chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under the listing standards of The NASDAQ Stock Market and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Our compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans;

•	evaluating director compensation and making recommendations to our board of directors regarding the compensation of our directors; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our compensation committee is available on our website at www.sunrun.com under “Investors – Corporate Governance”. During our fiscal year ended December 31, 2017, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Ferber and Dach, with Mr. Dach serving as the chair. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of The NASDAQ Stock Market and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of The NASDAQ Stock Market. A copy of the charter of our nominating and corporate governance committee is available on our website at www.sunrun.com under “Investors – Corporate Governance”. During our fiscal year ended December 31, 2017, our nominating and corporate governance committee held two meetings.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, Ms. August-deWilde, Mr. Vassallo and Rich Wong served as members of our compensation committee. Ms. Powell joined the compensation committee on February 1, 2018, and Mr. Wong resigned from our board of directors effective March 1, 2018. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Secretary at Sunrun Inc., 595 Market Street, 29th Floor, San

Francisco, CA 94105. To be timely for our 2019 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 2, 2019 and no later than March 4, 2019.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Sunrun Inc., 595 Market Street, 29th Floor, San Francisco, CA 94105. Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at www.sunrun.com under “Investors – Corporate Governance”. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.
Director Compensation
In January 2016, we implemented a non-employee director pay policy pursuant to which our unaffiliated, non-employee directors are eligible to receive equity awards and annual cash compensation for service on our board of directors and committees of our board of directors.
Cash Compensation
At present, unaffiliated, non-employee directors are entitled to receive the following cash compensation for their services:

•	$50,000 per year for service as a board member;

•	$25,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as chair of the nominating and corporate governance committee; and

•	$10,000 per year for service as a non-chairperson member of the audit committee.
All cash payments to non-employee directors are paid quarterly.
Equity Compensation
Each unaffiliated, non-employee director who joins our board of directors will be granted, at the time of election or appointment, a restricted stock unit (“RSU”) award having a pro-rated award value of $100,000, as determined on the date of grant. The award will vest 100% on January 1st the year following the date of grant, subject to the continued service of the board member. In addition, each then-serving unaffiliated, non-employee director will be granted an annual RSU award having an award value of $100,000, as determined on the date of grant. The annual award will vest 100% on January 1st the year following the date of grant, subject to the continued service of the board member.
Director Compensation for Fiscal Year 2017
The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended December 31, 2017:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Katherine August-deWilde (2)	$57,500	$100,000	$157,500
Leslie Dach (2)	$53,750	$100,000	$153,750
Gerald Risk (2)	$72,500	$100,000	$172,500
Steven Vassallo (2)	$60,000	$100,000	$160,000
Richard Wong (2)(3)	—	$100,000	$100,000
______________________

(1)
The amounts reported in the Stock Awards column represent the grant date fair value of the stock awards granted to the named directors during 2017 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation or ASC 718. Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named directors from the stock award

(2)
Equity incentive awards outstanding at December 31, 2017 for each non-employee director were as follows: (i) Ms. August-deWilde had 20,000 shares issuable pursuant to RSUs which 100% vest on January 1, 2018, (ii) Mr. Dach had 20,000 shares issuable pursuant to RSUs which 100% vest on January 1, 2018 and 100,000 vested stock options, (iii) Mr. Risk had 20,000 shares issuable pursuant to RSUs which 100% vest on January 1, 2018 and 120,000 vested stock options, (iv) Mr. Vassallo had 13,812 shares issuable pursuant to RSUs which 100% vest on January 1, 2018, and (v) Mr. Wong had 13,812 shares issuable pursuant to RSUs which 100% vest on January 1, 2018.

(3)	Mr. Wong resigned from our board of directors effective March 1, 2018.
Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended December 31, 2017, Lynn Jurich and Edward Fenster were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Ms. Jurich and Mr. Fenster.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. Effective March 1, 2018, the board of directors decreased the number of authorized directors from nine to eight, in accordance with our amended and restated bylaws. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Gerald Risk and Katherine August-deWilde as nominees for election as Class III directors at the Annual Meeting. If elected, Mr. Risk and Ms. August-deWilde will serve as Class III directors until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Risk and Ms. August-deWilde. We expect that each of Mr. Risk and Ms. August-deWilde will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP (“E&Y”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending December 31, 2018. During our fiscal year ended December 31, 2017, E&Y served as our independent registered public accounting firm.
Notwithstanding the appointment of E&Y and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Our audit committee is submitting the appointment of E&Y to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of E&Y, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by E&Y for our fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$5,335,050	$4,880,000
Audit-Related Fees (2)	50,000	111,800
Tax Fees (3)	12,500	15,000
All Other Fees (4)	1,995	1,995
Total Fees	$5,399,545	$5,008,795
______________________

(1)
Audit fees for 2017 and 2016 consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, including estimated fees for audits of Investment Funds to be performed and review of our quarterly consolidated financial statements and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees for 2016 consist of consultations on accounting matters and internal controls over financial reporting.

(3)	Tax fees principally include fees for tax compliance.

(4)	All other fees consist of fees for accessing E&Y’s online research database.
Auditor Independence
In our fiscal year ended December 31, 2017, there were no other professional services provided by E&Y that would have required our audit committee to consider their compatibility with maintaining the independence of E&Y.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non‑audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to E&Y for our fiscal years ended December 31, 2017 and 2016 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of E&Y as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the company’s website at www.sunrun.com under “Investors – Corporate Governance”. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•
discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with E&Y its independence.

Based on the audit committee’s review and discussions with management and E&Y, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission ("SEC").
Respectfully submitted by the members of the audit committee of the board of directors:
Gerald Risk (Chair)
Steven Vassallo
Katherine August-deWilde
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 26, 2018. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Lynn Jurich	38	Chief Executive Officer and Director
Edward Fenster	41	Chairman and Director
Bob Komin	55	Chief Financial Officer
Chris Dawson	49	Chief Operating Officer
Lynn Jurich. Ms. Jurich is one of our co-founders and has served as our Chief Executive Officer since March 2014 and as a member of our board of directors since inception. Ms. Jurich served as our Co-Chief Executive Officer from October 2012 to March 2014, our President from January 2009 to October 2012, and our Executive Vice President of Sales and Marketing from 2007 to January 2009. From July 2002 to July 2005, Ms. Jurich served as an associate at Summit Partners, a private equity firm. Ms. Jurich holds a B.S. in Science, Technology, and Society from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
Edward Fenster. Mr. Fenster is one of our co-founders and has served as our Chairman since March 2014 and as a member of our board of directors since inception. Mr. Fenster served as our Chief Executive Officer from June 2008 to October 2012, and our Co-Chief Executive Officer from October 2012 to March 2014. From May 2003 to June 2005, Mr. Fenster served as Director of Corporate Development at Asurion, LLC, a technology device protection and support company. From July 1999 to May 2003, Mr. Fenster worked at The Blackstone Group, a private equity firm. Mr. Fenster holds a B.A. in Economics from Johns Hopkins University and an M.B.A. from the Stanford Graduate School of Business.
Bob Komin. Mr. Komin has served as our Chief Financial Officer since March 2015. From September 2013 to January 2015, Mr. Komin served as Chief Financial Officer at Flurry, Inc., a mobile analytics and advertising company. From August 2012 to August 2013, Mr. Komin served as Chief Financial Officer at Ticketfly, Inc., a ticket-distribution service provider. From January 2010 to July 2012, Mr. Komin served in various roles at Linden Research, Inc., a developer of digital entertainment, including as Chief Financial Officer. Previously, Mr. Komin also served as Chief Financial Officer at Solexel, Inc., a thin-silicon solar company, Tellme Networks, Inc., a telephone-based applications company, and XOR, Inc., a business application solution provider. Mr. Komin holds a B.S. in Accounting and General Science from the University of Oregon and an M.B.A. from the Harvard Business School.
Chris Dawson. Mr. Dawson joined Sunrun as its Chief Operating Officer on December 6, 2017. Mr. Dawson co-founded and served as a partner at Odyssey Advisors Ltd., a management consulting firm, from February 2017 to December 2017. Prior to that, Mr. Dawson was the Chief Operating Officer of Icon Aircraft, a consumer sport plane manufacturer, from August 2015 to September 2016. Previously, Mr. Dawson was with Bombardier Recreational Products, Inc., a recreational vehicle and powersports engine manufacturer, from 1998 to 2015, where he was most recently Vice President & General Manager, Global Sales and Consumer Experience division from April 2014 to August 2015 and previously Vice President & General Manager, BRP International Division from 2008 to 2014. Mr. Dawson holds a bachelor’s degree in commerce from Queens University and an MBA from INSEAD.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to her, except that our Chief Executive Officer is not present for and does not participate in the decisions regarding her own compensation or that of our Chairman.  The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2017, the Compensation Committee retained Meridian Compensation Partners ("Meridian"), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. During the year, Meridian did not provide any services unrelated to executive compensation.
Fiscal 2017 Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017. The individuals listed in the table below are our named executive officers for our fiscal year ended December 31, 2017.

Name	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)	Total ($)
Lynn Jurich, CEO	2017	500,000	—	2,509,500	2,080,000	500,000	—	5,589,500
	2016	476,438	—	1,180,770	1,333,500	424,052	—	3,414,760

Chris Dawson, Chief Operating Officer (4)	2017	10,769	—	1,416,700	1,515,000	—	—	2,942,469

Edward Fenster, Chairman	2017	450,000	—	1,586,004	1,300,000	360,000	—	3,696,004
	2016	438,219	—	1,124,542	1,270,000	323,119	—	3,155,880
______________________

(1)
The amounts reported in the Options Awards column represent the grant date fair value of the stock options granted to the named executive officers during 2017 and 2016 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Note that amounts reported in this column reflect the accounting cost for these option awards, and do not correspond to the actual economic value that may be received by the named executive officers from the stock options.

(2)
The amounts reported in the Stock Awards column represent the grant date fair value of the stock awards granted to the named executive officers during 2017 and 2016 as computed in accordance with ASC 718. Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the stock awards.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column for 2016 represent the amounts earned and payable under the 2016 bonus plan, all of which were paid in 2017. The amounts reported for 2017 represent the amounts earned and payable under the 2017 bonus plan, all of which were paid in 2018. Our board of directors formally adopted an Annual Incentive Plan ("AIP") for our executives in December 2014. For the 2017 bonus plan, payments were awarded based on achievement against the key company metrics for 2017, including (without limitation) megawatts deployed and total cash contribution. Under our AIP, our Compensation Committee retains discretionary authority to modify final bonus payouts for any one executive up or down based on the compensation committee’s assessment of that executive's overall individual performance.

(4)	Mr. Dawson joined the Company as Chief Operating Officer effective December 6, 2017.
Welfare and Other Employee Benefits
We provide other benefits to our executive officers on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, commuter benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. See below for a description of our 401(k) plan.

Perquisites and Other Personal Benefits
We do not provide perquisites to our named executive officers, except in limited situations.
Pension Benefits
We did not sponsor any defined pension or other actuarial plan for our executive officers during the 2017 fiscal year.
401(k) Plan
We maintained a tax-qualified retirement plan (a "401(k) plan") in 2017. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Each eligible employee is able to participate in the relevant 401(k) plan. Under the 401(k) plan, participants are able to defer up to 90% of their eligible compensation subject to applicable annual Code limits. All participants' interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants, although we have declined to make any such contributions to date. We intend for our 401(k) plans to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan. On January 1, 2018, we implemented a company match contribution to attract and retain talent at all levels of the organization. The match provides for 100% company contribution based on the first 1% of an employee's salary contributed, and 50% company contribution on the next 5% of salary contributed up to a total of 6% of salary contributed. The company match will vest 100% after two years of service. All employees, new hires and existing employees, are auto-enrolled in the 401(k) plan at 4% of salary contribution. Employees may change their enrollment at any time and as many times as they would like during the year.
Executive Employment Agreements
Lynn Jurich
We have entered into a confirmatory employment letter with Lynn Jurich, our Chief Executive Officer. The confirmatory employment letter, dated May 12, 2015, has no specific term and provides for at-will employment. At December 31, 2017 and currently, Ms. Jurich’s annual base salary was and remains $500,000, and she was and remains eligible for annual target incentive payments equal to 100% of her base salary.
Chris Dawson
We have entered into an employment offer letter to Chris Dawson, our Chief Operating Officer. The offer letter, dated November 13, 2017, has no specific term and provides for at-will employment. At December 31, 2017 and currently, Mr. Dawson’s annual base salary was and remains $350,000 and he is eligible for annual target incentive payments equal to 75% of his base salary.
Edward Fenster
We have entered into a confirmatory employment letter with Edward Fenster, our Chairman. The confirmatory employment letter, dated May 12, 2015, has no specific term and provides for at-will employment. At December 31, 2017 and currently, Mr. Fenster’s annual base salary was and remains $450,000, and he was and remains eligible for annual target incentive payments equal to 80% of his base salary.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our named executive officers at December 31, 2017.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested (9) ($)
Lynn Jurich	6/16/2011 (1)	495,010	—	$1.95	6/15/2021	—	—
	4/12/2013 (1)	303,500	—	$3.19	4/11/2023	—	—
	4/11/2014 (2)	366,666	33,334	$5.88	4/10/2024	—	—
	2/11/2016 (3)	283,921	335,548	$5.08	2/10/2026	—	—
	2/11/2016 (4)	—	—	$—		147,657	$871,176
	3/15/2017 (5)	—	1,000,000	$5.00	3/14/2027	—	—
	3/15/2017 (6)	—	—	—		416,000	$2,454,400

Chris Dawson	12/15/2017 (7)	—	500,000	$6.06	12/14/2027	—	—
	12/15/2017 (8)	—	—	$—		250,000	$1,475,000

Edward Fenster	6/16/2011 (1)	495,010	—	$1.95	6/15/2021	—	—
	4/12/2013 (1)	303,500	—	$3.19	4/11/2023	—	—
	4/11/2014 (2)	366,666	33,334	$5.88	4/10/2024	—	—
	2/11/2016 (3)	270,400	319,570	$5.08	2/10/2026	—	—
	2/11/2016 (4)	—	—	$—		140,625	$829,688
	3/15/2017 (5)	—	632,000	$5.00	3/14/2027	—
	3/15/2017 (6)	—	—	$—		260,000	$1,534,000
______________________

(1)	The stock option is fully vested and immediately exercisable.

(2)
Twenty-five percent of the shares subject to the option vested on April 11, 2015 and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(3)
Twenty-five percent of the shares subject to the option vested on February 11, 2017 and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(4)
The RSUs vest over four years. Twenty-five percent of the RSUs vested on February 11, 2017 and the remaining RSUs vest in equal quarterly installments thereafter subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(5)
Twenty-five percent of the shares subject to the option vest on March 15, 2018 and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(6)
The RSUs vest over four years. Twenty-five percent of the RSUs vest on March 15, 2018 and the remaining RSUs vest in equal quarterly installments thereafter subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(7)
Twenty-five percent of the shares subject to the option vest on December 15, 2018 and one forty-eighth of the shares subject to the option vest monthly thereafter, subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(8)
The RSUs vest over four years. Twenty-five percent of the RSUs vest on December 15, 2018 and the remaining RSUs vest in equal quarterly installments thereafter subject to continued service to us and subject to acceleration of vesting as described in the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

(9)	The amount reflected is calculated using $5.90 per share, which is the NASDAQ closing market price of our common stock as of December 29, 2017.

Potential Payments upon Termination or Change of Control
We adopted a change in control and severance plan applicable to our executive officers and certain other key employees. Under the plan, for the period from three months prior to until 12 months following a change in control (“change in control period”) if any plan participant is terminated for any reason other than cause, death or disability or a plan participant voluntarily resigns for good reason, the plan participant would be entitled to receive severance benefits. Lynn Jurich, Edward Fenster and Chris Dawson are plan participants. Upon the occurrence of such an event, Ms. Jurich and Mr. Fenster are each entitled to receive the following severance benefits: (i) a lump sum cash amount equal to 18 months of their then current annual base salary, (ii) a lump sum cash amount equal to 150% of their target bonus amount for the fiscal year of termination, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 18 months following termination, and (iv) all unvested equity awards held by the plan participant immediately prior to such termination will become vested and exercisable in full. Upon the occurrence of the same such event, Mr. Dawson is entitled to receive the following severance benefits: (i) a lump sum cash amount equal to 12 months of his then current annual base salary, (ii) a lump sum cash amount equal to 100% of his target bonus amount for the fiscal year of termination, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 12 months following termination, and (iv) all unvested equity awards held by Mr. Dawson immediately prior to such termination will become vested and exercisable in full.
Further, under the policy, if, outside the change in control period, any plan participant is terminated for any reason other than cause, death or disability or, in the case of certain plan participants (including our named executive officers), a plan participant voluntarily resigns for good reason, the plan participant would be entitled to receive severance benefits. Upon the occurrence of such an event, Ms. Jurich and Mr. Fenster are each entitled to receive the following: (i) continuing payments of their then current annual base salary for a period of 12 months following the termination date, (ii) a pro-rated amount of the average aggregate amount of the actual bonus payments paid to them during each of the two fiscal years immediately preceding the fiscal year of their termination date and payable over a period of 12 months following the termination date, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of 12 months following termination, and (iv) 50% of all unvested equity awards held by such plan participant immediately prior to such termination will become vested and exercisable in full. Upon the occurrence of the same such an event, Mr. Dawson is entitled to receive the following: (i) continuing payments of this then current annual base salary for a period of six months following the termination date, (ii) a pro-rated amount of the average aggregate amount of the actual bonus payments paid to him during each of the two fiscal years immediately preceding the fiscal year of the termination date and payable over a period of six months following the termination date, (iii) reimbursement of continued health coverage under COBRA or taxable lump sum payment in lieu of reimbursement, as applicable, for a period of six months following termination, and (iv) 50% of all unvested equity awards held by Mr. Dawson immediately prior to such termination will become vested and exercisable in full.
In order to receive the severance benefits, Ms. Jurich, Mr. Fenster and/or Mr. Dawson must sign and not revoke a release of claims in our favor within the timeframe set forth in the plan.
Compensation Committee Report
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Katherine August-deWilde (Chair)
Steven Vassallo
Mary Powell

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2017. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options (1) ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (1)	21,044,634	(2)	$5.70	(3)	13,211,156
Equity compensation plans not approved by stockholders	—		—		—
Total	21,044,634		$5.70		13,211,156
______________________

(1)
Includes the following plans: 2008 Equity Incentive Plan, 2009 Mainstream Energy Corporation ("MEC") Stock Plan, 2013 Equity Incentive Plan, 2014 Equity Incentive Plan, 2015 Equity Incentive Plan ("2015 Plan"), and 2015 Employee Stock Purchase Plan ("2015 ESPP"). Our 2015 Plan provides that on January 1st of each fiscal year commencing in 2016 and ending on (and including) January 1, 2025, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to the lesser of (i) 10,000,000 shares; (ii) 4% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or; (iii) such other amount as our board of directors may determine. Our 2015 ESPP provides that on January 1st of each fiscal year commencing in 2016 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the 2015 ESPP is automatically increased by a number equal to the lesser of (i) 5,000,000 shares; (ii) 2% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine. We do not have any non-stockholder approved equity compensation plans.

(2)	This number includes 6,802,645 shares subject to RSUs.

(3)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to the RSUs have no exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 1, 2018 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 107,724,204 shares of our common stock outstanding as of March 1, 2018. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 1, 2018 and issuable upon the vesting of RSUs held by the person within 60 days of March 1, 2018. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sunrun Inc., 595 Market Street, 29th Floor, San Francisco, California 94105. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Lynn Jurich (1)	4,384,741	4.07%
Chris Dawson	—	*
Steven Vassallo (2)	8,942,118	8.30%
Gerald Risk (3)	651,554	*
Katherine August-deWilde (4)	98,044	*
Edward Fenster (5)	3,591,678	3.33%
Leslie Dach (6)	170,329	*
Alan Ferber	—	*
Mary Powell	—	*
All executive officers and directors as a group (12 persons) (7)	20,949,098	19.45%
5% Stockholders:
Fidelity Management & Research Company (8)	16,018,020	14.87%
Foundation Capital VI, L.P. (9)	8,868,136	8.23%
Sequoia Capital U.S. Growth Fund IV, L.P. (10)	7,517,960	6.98%
Madrone Partners, L.P. (11)	6,537,986	6.07%
The Vanguard Group (12)	6,431,941	5.97%
BlackRock, Inc. (13)	6,018,588	5.59%
______________________

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Consists of (i) 2,371,856 shares held of record by Ms. Jurich, (ii) 1,908,885 shares issuable pursuant to outstanding stock options held by Ms. Jurich which are exercisable within 60 days of March 1, 2018, and (iii) 104,000 shares issuable pursuant to RSUs which will vest within 60 days of March 1, 2018.

(2)
Consists of (i) 59,875 shares held of record by the Vassallo Family Revocable Trust dated July 15, 2002, for which Mr. Vassallo serves as trustee, (ii) 13,812 shares held directly by Mr. Vassallo, and (iii) as of December 31, 2017, the reporting date of the most recent filing with the SEC by entities affiliated with Foundation Capital pursuant to Section 13(g) of the Exchange Act filed on

February 13, 2018, Foundation Capital VI, L.P. (“FC6”) has shared voting and dispositive power with respect to 8,868,136 shares. Foundation Capital VI Principals Fund, L.L.C. (“FC6P”) has shared voting and dispositive power with respect to 8,868,136 shares. Foundation Capital Management Co. VI, L.L.C. (“FC6M”) has shared voting and dispositive power with respect to 8,868,136 shares. FC6M serves as the sole general partner of FC6 and serves as the manager of FC6P. As such, FC6M possesses voting and dispositive power over the shares held by FC6 and FC6P, and may be deemed to have indirect beneficial ownership of the shares held by FC6 and FC6P. FC6M owns no securities of the issuer directly. The reported amount of securities beneficially owned includes (i) 8,867,841 shares held by FC6, and (ii) 295 shares issuable upon the exercise of warrants held by FC6P. The address for Foundation Capital is 555 High Street, 3rd Floor, Palo Alto, CA 94301. Mr. Vassallo is a director of the Company and a managing member of FC6M and may be deemed to share voting and investment power over the shares held by FC6 and FC6P.

(3)
Consists of (i) 495,054 shares held of record by the Risk Family Trust dated June 23, 2006, for which Mr. Risk and his spouse serve as co-trustees, (ii) 32,750 shares held directly by Mr. Risk, (iii) 120,000 shares issuable pursuant to outstanding stock options held by Mr. Risk which are exercisable within 60 days of March 1, 2018, and (iv) 3,750 shares issuable upon the exercise of warrants held by the Risk Family Trust dated June 23, 2006.

(4)	Consists of (i) 60,000 shares held of record by deWilde Family Trust, for which Ms. August-deWilde and her spouse serve as co-trustees, and (ii) 38,044 shares held directly by Ms. August-deWilde.

(5)
Consists of (i) 1,917,438 shares held of record by Mr. Fenster, (ii) 1,609,240 shares issuable pursuant to outstanding stock options held by Mr. Fenster which are exercisable within 60 days of March 1, 2018, and (iii) 65,000 shares issuable pursuant to RSUs which will vest within 60 days of March 1, 2018.

(6)
Consists of (i) 20,571 shares held of record by the Dach Dickie Family Trust, (ii) 46,008 shares held directly by Mr. Dach, (iii) 100,000 shares issuable pursuant to outstanding stock options held by Mr. Dach which are exercisable within 60 days of March 1, 2018, (iv) 1,875 shares issuable upon the exercise of warrants held by the Dach Dickie Family Trust, and (v) 1,875 shares issuable upon the exercise of warrants held by Mr. Dach.

(7)
Consists of (i) 14,836,508 shares held of record, (ii) 5,799,413 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of March 1, 2018, (iii) 305,382 shares issuable pursuant to outstanding RSUs which will vest within 60 days of March 1, 2018, and (iv) 7,795 shares issuable upon exercise of warrants.

(8)
As of December 31, 2017, the reporting date of the most recent filing with the SEC by entities affiliated with Fidelity Management & Research Company (“FMR LLC”) pursuant to Section 13(g) of the Exchange Act filed on February 13, 2018, FMR LLC has sole dispositive power with respect to 16,018,020 shares, Abigail P. Johnson has sole dispositive power with respect to 16,018,020 shares, Fidelity Balanced Fund has sole voting power with respect to 6,765,587 shares and VIP Contrafund Portfolio has sole voting power with respect to 6,185,222 shares . Members of the Johnson family, including Abigail P. Johnson (a director, the Chairman and the Chief Executive Officer of FMR LLC), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The reported amount of securities beneficially owned includes the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively the “FMR Reporters”). The reported amount of securities beneficially owned by the FMR Reporters does not include securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(9)
As of December 31, 2017, the reporting date of the most recent filing with the SEC by entities affiliated with Foundation Capital pursuant to Section 13(g) of the Exchange Act filed on February 13, 2018, Foundation Capital VI, L.P. (“FC6”) has shared voting and dispositive power with respect to 8,868,136 shares. Foundation Capital VI Principals Fund, L.L.C. (“FC6P”) has shared voting and dispositive power with respect to 8,868,136 shares. Foundation Capital Management Co. VI, L.L.C. (“FC6M”) has shared voting and dispositive power with respect to 8,868,136 shares. FC6M serves as the sole general partner of FC6 and serves as the manager of FC6P. As such, FC6M possesses voting and dispositive power over the shares held by FC6 and FC6P and may be deemed to have indirect beneficial ownership of the shares held by FC6 and FC6P. FC6M owns no securities of the issuer directly. The reported amount of securities beneficially owned includes (i) 8,868,136 shares held by FC6, and (ii) 295 shares issuable upon the exercise of warrants held by FC6P. The address for Foundation Capital is 555 High Street, 3rd Floor, Palo Alto, CA 94301.

(10)
As of December 31, 2015, the reporting date of the most recent filing with the SEC by entities affiliated with Sequoia Capital pursuant to Section 13(g) of the Exchange Act filed on February 12, 2016, Sequoia Capital U.S. Growth Fund IV, L.P. (“SCGF IV”) has shared voting and dispositive power with respect to 7,204,719 shares, Sequoia Capital USGF Principals Fund IV, L.P. (“SCGF IV PF”) has shared voting and dispositive power with respect to 313,241 shares, SCGF IV Management, L.P. (“SCGF IV MGMT”) has shared voting and dispositive power with respect to 7,517,960 shares, of which 7,204,719 shares are directly held by SCGF IV and 313,241 shares are directly held by SCGF IV PF, and SC US (TTGP), LTD (“US TTGP”) has shared voting and dispositive power with respect to 7,517,960 shares, of which 7,204,719 shares are directly held by SCGF IV and 313,241 shares are directly held by SCGF IV PF. SCGF IV MGMT is the General Partner of each of SCGF IV and SCGF IV PF, and TTGP is the General Partner of SCGF IV MGMT. The reported amount of securities beneficially owned by SCGF IV includes 41,483 shares of the Company’s common stock issuable upon the exercise of an outstanding warrant.  The reported amount of securities beneficially owned by SCGF IV PF includes 1,828 shares of the Company’s common stock issuable upon the exercise of an outstanding warrant. The reported amount of securities beneficially owned by SCGF IV MGMT and US TTGP includes 43,311 shares of the Company’s common stock issuable upon the exercise of outstanding warrants. The address for Sequoia Capital is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(11)
As of December 31, 2015, the reporting date of the most recent filing with the SEC by entities affiliated with Madrone Partners pursuant to Section 13(g) of the Exchange Act filed on February 16, 2016, Madrone Partners, L.P. (“Madrone”) has shared voting and dispositive power with respect to 6,374,192 shares and Madrone Capital Partners, LLC (“MCP”) has shared voting and dispositive power with respect to 6,374,192 shares. MCP is the general partner of Madrone, and shares voting and dispositive power over the shares held by Madrone. Jameson McJunkin is a managing member of MCP, which serves as the general partner of Madrone and shares voting and dispositive power over the shares held by Madrone. Mr. McJunkin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Madrone Partners is 3000 Sand Hill Road, Building 1, Suite 150, Menlo Park, CA 94025. The reported amount of securities beneficially owned includes 163,794 shares issuable upon the exercise of warrants held by Madrone.

(12)
As of December 31, 2017, the reporting date of the most recent filing with the SEC by entities affiliated with The Vanguard Group pursuant to Section 13(g) of the Exchange Act filed on February 9, 2018, The Vanguard Group (“Vanguard”) has sole voting power with respect to 90,094 shares, shared voting power with respect to 5,100 shares, sole dispositive power with respect to 6,344,522 shares, and shared dispositive power with respect to 87,419 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(13)
As of December 31, 2017, the reporting date of the most recent filing with the SEC by entities affiliated with BlackRock, Inc. pursuant to Section 13(g) of the Exchange Act filed on February 1, 2018, BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 5,883,667 shares and sole dispositive power with respect to 6,018,588 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Transactions with Enphase Energy, Inc.
We have entered into a procurement agreement with Enphase Energy, Inc. ("Enphase") to purchase inverters and other equipment from them. An individual who previously served as one of the Company’s directors until March 2017 has direct and indirect ownership interests in Enphase. For the fiscal year ended December 31, 2017, the Company recorded $9.1 million in purchases from Enphase and had outstanding payables to Enphase of $2.0 million as of December 31, 2017.

Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving transactions with related persons. Our audit committee charter provides that our audit committee shall review and approve in advance any related person transactions. Our board of directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to the Sunrun Inc., Attention: Investor Relations, 595 Market Street, 29th Floor, San Francisco, CA 94105 or by telephone at (415) 510-4833. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received and written representations of our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2017 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2017 are included in our Annual Report on Form 10‑K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.sunrun.com under “Investors – Corporate Governance” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sunrun Inc., Attention: Investor Relations, 595 Market Street, 29th Floor, San Francisco, California 94105.
*    *    *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California
April 26, 2018

ANNUAL MEETING OF STOCKHOLDERS OF

SUNRUN INC.

June 7, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20268

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000001000 9 060718

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following Class III Director Nominees

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Gerald Risk
○ Katherine August-deWilde

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as Sunrun Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SUNRUN INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SUNRUN INC.

The undersigned hereby appoints Lynn Jurich, Ed Fenster, Bob Komin and Jeanna Steele as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Sunrun Inc. (the "Company") held of record by the undersigned at the close of business on April 6, 2018, with all powers which the undersigned would possess if present at the 2018 Annual Meeting of Stockholders of the Company to be held on June 7, 2018 or at any adjournment or postponement thereof. Receipt of the Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement and the 2018 Annual Report is hereby acknowledged.

(Continued and to be signed on the reverse side.)

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